EXHIBIT 3.1

                            ARTICLES OF INCORPORATION

                          KEYSTONE HERITAGE GROUP, INC.


Article:

1.   The name of the Corporation is Keystone Heritage Group, Inc.

2. The location and post office address of the initial registered office of the Corporation in this Commonwealth is Ninth and Cumberland Streets, Lebanon, Pennsylvania 17042.

3. The Corporation is incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania for the following purpose or purposes: The purpose or purposes for which the Corporation is incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania are to have unlimited power to engage in, and to do any lawful act concerning, any or all lawful business for which corporations may be incorporated under said Business Corporation Law.

4.   The term for which the Corporation is to exist is perpetual.

5. The aggregate number of shares which the corporation shall have authority to issue is 2,000,000 shares of Common Stock of the par value of $5.00 per share.

6. The name(s) and post office address(es) of each incorporator(s) and the number and class of shares subscribed by such incorporator(s) is (are):
     Name: Lance M. Frehafer, Address: 881 South Franklin Street, Palmyra, Pennsylvania 17078: Number and class of shares: 1 share Common Stock.

7. The shareholders of any class of capital stock of the Corporation shall not have the right to cumulate their votes for the election of Directors of the Corporation.

8. To the full extent permitted by law, the Board of Directors is expressly vested with the authority to make, alter, amend and repeal such By-Laws as it may deem necessary or desirable for the Corporation; subject to the statutory power of the shareholders to change such action, but only upon the affirmative vote of the holders of the outstanding capital stock of the Corporation entitled to cast at least seventy-five percent (75%) of the votes which all shareholders are entitled to cast thereon (considered for the purpose of this Article 8 as one class) at a regular or special meeting of shareholders duly convened after notice to the shareholders of that purpose.

9. Any action which may be taken at a meeting of shareholders or of a class of shareholders may be taken without a meeting if a consent or consents in writing to such action, setting forth the action so taken, shall be signed by all, but not less than all, shareholders who would be entitled to vote at a meeting for such purpose and shall be filed with the Secretary of the Corporation.
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10A. For  purposes  of this  Article  10,  the  term  "Acquisition  Transaction"
     includes any action, proposal, plan or attempt by any corporation or other business entity or any person or group to (a) make any tender offer or exchange offer for any equity security of the Corporation, (b) merge or consolidate the Corporation or any subsidiary of the Corporation with or into another corporation or entity, (c) purchase or otherwise acquire all or substantially all of the assets of the Corporation or of any of its subsidiaries, or (d) any transaction or series of transactions similar in purpose, form or effect to any of the foregoing.

B. The Board of Directors may, in its sole discretion, and it is hereby declared a proper corporate purpose for the Board of Directors to oppose, recommend or remain neutral with respect to an Acquisition Transaction on the basis of the Board of Directors' evaluation of what is in the best interests of the Corporation. When considering whether to oppose, recommend or remain neutral with respect to an Acquisition Transaction, the Board of Directors may, but is not legally obligated to, evaluate and give such consideration as it deems appropriate to, by way of illustration but not of limitation, any or all of the following matters:

     1. The adequacy of the consideration being offered, not only in relation to the then current market price of the Corporation's securities, but also in relation to (a) the historical and present operating results or financial position of the Corporation, (b) whether equal or more favorable consideration could be obtained currently or in the future in a freely negotiated transaction with another party, and (c) the future value of the Corporation as a continuing independent entity;

     2. The economic or social effects that the Acquisition Transaction might have on the employees, depositors and customers of the Corporation or its subsidiaries and the communities they serve;

     3. The reputations and business practices of an offeror and its management and affiliates as they might affect the business of the Corporation and its subsidiaries, the future value of the Corporation's securities and the employees, depositors, customers, and the communities served by the Corporation and its subsidiaries; and

     4.   Any   antitrust  or  other   legal,   administrative   or   regulatory
          difficulties that might be created by the Acquisition Transaction.

C. If the Board of Directors determines that an Acquisition Transaction should be opposed, it may take any lawful action to accomplish its purpose, including  but  not  limited  to any or  all  of  the  following:  advising shareholders not to accept the offer; litigation against the offeror; filing complaints with governmental and regulatory authorities; causing the Corporation to acquire its own securities; selling or otherwise issuing authorized but unissued securities or treasury stock or granting options with respect thereto; making an acquisition of another entity that the Board of Directors believes in good faith to be in the best interest of the Corporation and that also creates an antitrust or other regulatory
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     problem for the offeror;  and seeking a more  favorable  offer from another individual or entity.

11A. For the purpose of this Article 11, the term "Business Combination" shall mean any one or more of the following transactions:

     1. Any merger or consolidation of the Corporation or any subsidiary (as hereinafter defined) with or into (i) any 20% Shareholder (as hereinafter defined) or (ii) any other corporation (whether or not itself a 20% Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of a 20% Shareholder, or;

     2. Any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or in a series of related transactions) to or with any 20% Shareholder of assets whether of the Corporation or any Subsidiary or Subsidiaries of the Corporation, or any combination thereof, the aggregate value of which is equal to or greater than 10% of the Corporation's consolidated stockholders' equity; or

     3. The issuance or transfer by the Corporation or by any Subsidiary (in one transaction or in a series of related transactions) of any securities of the Corporation or any Subsidiary to any 20% Shareholder or Affiliate of a 20% Shareholder in exchange for cash, securities or other property or any combination thereof, having an aggregate fair market value equal to or greater than 10% of the Corporation's consolidated stockholders' equity; or

     4. Any reclassification of securities (including any reverse stock split), recapitalization, reorganization, merger or consolidation of the Corporation with any of its Subsidiaries or any similar transaction (whether or not with, into or otherwise involving a 20% Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation of any Subsidiary, which is directly or indirectly owned by any 20% Shareholder or any Affiliate of a 20% Shareholder; provided, however, no transaction described in clauses 1 through 4 of this subparagraph A of Article 11 shall constitute a Business Combination if the Board of Directors has by resolution authorized or ratified the execution and delivery of a written agreement in principle, memorandum of understanding or letter of intent respecting such transaction prior to the time the 20% Shareholder involved in such transaction acquired, directly or indirectly, more than ten percent (10%) of the outstanding capital stock of the Corporation which would be entitled to vote on such transaction (considered in the purpose of this subparagraph A as a single class of shares) ("Voting Shares").

B. Notwithstanding the fact that by law or by agreement with a national securities exchange or otherwise no vote, or a lesser vote, of shareholders may be specified or permitted, and except as otherwise expressly provided in subparagraph C of this Article 11, the affirmative vote of the holders of the outstanding capital stock of the Corporation entitled

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     to cast at least  eighty-five  percent  (85%) of the Voting Shares shall be required to approve any Business Combination.

C. Notwithstanding the provisions of subparagraph B of this Article 11, a Business Combination shall require the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding Voting Shares if and only if all of the following conditions shall have been satisfied:

     1. The ratio of (a) the aggregate amount of cash and the fair market value of all other consideration to be received in such Business Combination by the Corporation, a Subsidiary, or the holders of Common Stock of the Corporation ("Common Stock"), as the case may be, divided by the number of shares of Common Stock issued and outstanding immediately prior to the first public announcement relating to such Business Combination to (b) the market price of the Common Stock per share immediately prior to the first public announcement relating to such Business Combination, is at least as great as the ratio of (c) the highest per-share price (including brokerage commissions, transfer taxes and soliciting dealers' fees) which such 20% Shareholder has paid for any shares of Common Stock acquired by it within the three-year period prior to the record date for determining shareholders entitled to vote on such Business Combination to (d) the market price of the Common Stock immediately prior to the initial acquisition by such 20% Shareholder of any Common Stock).

     2. The aggregate amount of the cash and fair market value of other consideration to be received in such Business Combination by the Corporation, a Subsidiary or the holders of Common Stock, as the case may be, divided by the number of shares of Common Stock issued and outstanding immediately prior to the first public announcement relating to such Business Combination, is not less than the highest per-share price (including brokerage commissions, transfer taxes and soliciting dealers' fees) paid by such 20% Shareholder for any block of Common Stock owned by it;

     3. The form of consideration to be received by holders of Common Stock in such Business Combination shall be not less favorable than the consideration paid by the 20% Shareholder in acquiring the largest block of Common Stock already owned by it;

     4. After such 20% Shareholder has acquired ownership of not less than 20% of the then outstanding Voting Shares (a "20% Interest") and prior to the consummation of such Business Combination:

          a) The 20% Shareholder shall have taken all action necessary to ensure that the Corporation's Board of Directors included at all times representation by Continuing Director(s) (as hereinafter defined) proportionate to the ratio that the Voting Shares which from time to time are owned by persons who are not 20% Shareholders ("Public Holders") bear to all

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               Voting  Shares  outstanding  at  such  respective  times  (with a
               Continuing Director to occupy any resulting fractional Board position);

          b) Such 20% Shareholder shall not have acquired any newly issued shares of stock, directly or indirectly, from the Corporation (except upon conversion of convertible securities acquired by it prior to obtaining a X% Interest or as a result of a pro rata stock dividend or stock split); and

          c) Such 20% Shareholder shall not have acquired any additional shares of the Corporation's outstanding Common Stock or securities convertible into or exchangeable for Common Stock except as a part of the transaction which resulted in such 20% Shareholder acquiring its 20% Interest;

     5. Prior to the consummation of such Business Combination, such 20% Shareholder shall not have (a) received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the Corporation, or (b) made any major change in the Corporation's business or equity capital structure without the unanimous approval of the whole Board; and

     6. A proxy statement meeting the requirements of the Securities Exchange Act of 1934 shall have been mailed to all holders of Voting Shares for the purpose of soliciting shareholder approval of such Business Combination. Such proxy statement shall contain at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors, or any of them, may have furnished in writing and an opinion of a reputable investment banking firm as to the fairness (or lack of fairness) to the terms of such Business Combination, from the point of view of the holders of Voting Shares other than any 20% Shareholder (such investment banking firm to be selected by a majority of the Continuing Directors, to be furnished with all information it reasonably requests and to be paid a reasonable fee for its services upon receipt by the Corporation of such opinion).

D. Any merger or consolidation of the Corporation or a Subsidiary with or into another corporation, any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all the assets of the Corporation or of a Subsidiary, which is not a Business Combination subject to the provisions of subparagraph B or subparagraph C of this Article 11, shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent 662/3%) of the outstanding Voting Shares.

E. Any plan or proposal for the liquidation or dissolution of the Corporation which would require or permit a distribution of any surplus remaining after paying off all debts and liabilities of the Corporation to the shareholders in accordance with their respective rights and preferences shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (662/3%) of the outstanding Voting Shares; provided, the affirmative vote of the holders of at least eighty-five percent (85%) of the outstanding Voting Shares shall be required for any such plan or proposal which would permit such distribution to shareholders to be made other than in cash.

F.   For the purposes of this Article 11:

     1. A "person" shall mean any individual, group, firm, corporation or other entity.

     2. "20% Shareholder" shall mean, in respect of any Business Combination, any person (other than the Corporation or any Subsidiary) who or which, as of the record date for the determination of shareholders entitled to notice of and to vote on such Business Combination, or immediately prior to the consummation of any such transaction.

          a) Is the beneficial owner, directly or indirectly, of not less than twenty percent (20%) of the Voting Shares, or

          b) Is an Affiliate of the Corporation and at anytime within two years prior thereto was the beneficial owner, directly or indirectly, of not less than twenty percent (20%) of the Voting Shares, or

          c) Is an assignee of or has otherwise succeeded to any Voting Shares which were at any time within two years prior thereto beneficially owned by any 20% Shareholder, and such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

     3.   A person shall be the "beneficial owner" of any Voting Shares:

          a) Which such person or any of its Affiliates and Associates (as hereinafter defined) beneficially own, directly or indirectly, or

          b) Which such person or any of its Affiliates or Associates has (i) right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or
               (ii) the right to vote, pursuant to any agreement, arrangement or understanding, or

          c) Which are beneficially owned, directly or indirectly, by any other person with which such first-mentioned person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Voting Shares.

     4. The outstanding Voting Shares shall include shares deemed owned through application of Section 3 above but shall not include any other Voting Shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants of options, or otherwise.

     5. "Continuing Director" shall mean a person who was a member of the Board of Directors of the Corporation elected by the Public Holders prior to the date as of which any 20% Shareholder acquired in excess of ten percent (10%) of the then outstanding Voting Shares, or a person designated (before his initial election as a Director) as a Continuing Director by a majority of the then Continuing Directors.

     6. "Other consideration to be received" shall mean Common Stock of the Corporation retained by its Public Holders in the event of a Business Combination in which the Corporation is the surviving corporation.

     7. "Affiliate" and "Associate" shall have the respective meanings given those terms in the General Rules and Regulations under the Securities Exchange Act of 1934.

     8. "Subsidiary" means any corporation of which a majority of any class of equity security (as defined in the General Rules and Regulations under the Securities Exchange Act of 1934) is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of 20% Shareholder set forth in Section 2 of this subparagraph F, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

G. A majority of the Continuing Directors shall have the power and duty to determine for the purposes of this Article 11, on the basis of information known to them, (1) the number of Voting Shares beneficially owned by any person, (2) whether a person is an Affiliate or Associate of another, (3) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in Section 3 of subparagraph F, (4) the fair market value of the consideration other than cash to be received in any Business Combination, (5) whether the form of consideration to be received by holder of Common Stock in a Business Combination is not less favorable than the consideration paid by a 20% Shareholder in acquiring the largest block of Common Stock owned by it, and (6) whether a 20% Shareholder has taken all action necessary to ensure proportionate representation by Continuing Directors on the Board of Directors or purposes of clause 4(a) of subparagraph C of this Article 11.

H. Any amendment, alteration, change or repeal of this Article 11 or any part hereto shall require the affirmative vote of the holders of at least eighty-five percent (85%) of the then outstanding Voting Shares; provided that this subparagraph H shall not apply to, and such 85% vote shall not be required for, any amendment, alteration, change or repeal recommended to the shareholders by 85% of the whole Board, but only if all members of the whole Board are Continuing Directors. If such amendment, alteration, change or repeal is recommended to the shareholders by 85% of whole Board, all members of which are Continuing Directors, the vote required in Article 12 hereof shall apply.

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I.   Nothing  contained in this Article 11 shall be construed to relieve any 20%
     Shareholder from any fiduciary obligation imposed by law.

     12.  Articles  8, 9, and 10 of these  Articles of  Incorporation,  and this
          Article 12, may not be amended, altered, changed or repealed without the affirmative vote of holders of the outstanding capital stock of the Corporation entitled to cast at least seventy-five percent (75%) of the votes which all shareholders are entitled to cast thereon at a regular or special meeting of shareholders duly convened after notice of such purpose to the shareholders.


Certified to be a true and correct copy of the Articles of Incorporation of Keystone Heritage Group, Inc. as filed with the Commonwealth of Pennsylvania on May 24, 1982.



DATE:  July 7, 1983 ___________________________
                             Secretary

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                            ARTICLES OF INCORPORATION

                          KEYSTONE HERITAGE GROUP, INC.

Article:

     1.   The name of the Corporation is Keystone Heritage Group, Inc.

     2. The location and post office address of the initial registered office of the Corporation in this Commonwealth is Ninth and Cumberland Streets, Lebanon, Pennsylvania 17042.

     3. The Corporation is incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania for the following purpose or purposes: The purpose or purposes for which the Corporation is incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania are to have unlimited power to engage in, and to do any lawful act concerning, any or all lawful business for which corporations may be incorporated under said Business Corporation Law.

     4.   The term for which the Corporation is to exist is perpetual.

     5. The aggregate number of shares which the corporation shall have authority to issue is 5,000,000 shares of Common Stock of the par value of $5.00 per share. (Amended 3-25-86)

     6. The name(s) and post office address(es) of each incorporator(s) and the number and class of shares subscribed by such incorporator(s) is
          (are): Name: Lance M. Frehafer, Address: 881 South Franklin Street, Palmyra, Pennsylvania 17078: Number and class of shares: 1 share Common Stock.

     7. The shareholders of any class of capital stock of the Corporation shall not have the right to cumulate their votes for the election of Directors of the Corporation.

     8. To the full extent permitted by law, the Board of Directors is expressly vested with the authority to make, alter, amend and repeal such By-Laws as it may deem necessary or desirable for the Corporation; subject to the statutory power of the shareholders to change such action, but only upon the affirmative vote of the holders of the outstanding capital stock of the Corporation entitled to cast at least seventy-five percent (75%) of the votes which all shareholders are entitled to cast thereon (considered for the purpose of this Article 8 as one class) at a regular or special meeting of shareholders duly convened after notice to the shareholders of that purpose.

     9. Any action which may be taken at a meeting of shareholders or of a class of shareholders may be taken without a meeting if a consent or consents in writing to such action, setting forth the action so taken, shall be signed by all, but not less than all, shareholders who would be entitled to vote at a meeting for such purpose and shall be filed with the Secretary of the Corporation.

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                            ARTICLES OF INCORPORATION

                          KEYSTONE HERITAGE GROUP, INC.

Article:

     1.   The name of the Corporation is Keystone Heritage Group, Inc.

     2. The location and post office address of the initial registered office of the Corporation in this Commonwealth is Ninth and Cumberland Streets, Lebanon, Pennsylvania 17042.

     3. The Corporation is incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania for the following purpose or purposes: The purpose or purposes for which the Corporation is incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania are to have unlimited power to engage in, and to do any lawful act concerning, any or all lawful business for which corporations may be incorporated under said Business Corporation Law.

     4.   The term for which the Corporation is to exist is perpetual.

     5. The aggregate number of shares which the corporation shall have authority to issue is 10,000,000 shares of Common Stock of the par value of $5.00 per share. (Amended 4-18-95)

     6. The name(s) and post office address(es) of each incorporator(s) and the number and class of shares subscribed by such incorporator(s) is
          (are): Name: Lance M. Frehafer, Address: 881 South Franklin Street, Palmyra, Pennsylvania 17078: Number and class of shares: 1 share Common Stock.

     7. The shareholders of any class of capital stock of the Corporation shall not have the right to cumulate their votes for the election of Directors of the Corporation.

     8. To the full extent permitted by law, the Board of Directors is expressly vested with the authority to make, alter, amend and repeal such By-Laws as it may deem necessary or desirable for the Corporation; subject to the statutory power of the shareholders to change such action, but only upon the affirmative vote of the holders of the outstanding capital stock of the Corporation entitled to cast at least seventy-five percent (75%) of the votes which all shareholders are entitled to cast thereon (considered for the purpose of this Article 8 as one class) at a regular or special meeting of shareholders duly convened after notice to the shareholders of that purpose.

     9. Any action which may be taken at a meeting of shareholders or of a class of shareholders may be taken without a meeting if a consent or consents in writing to such action, setting forth the action so taken, shall be signed by all, but not less than all, shareholders who would be entitled to vote at a meeting for such purpose and shall be filed with the Secretary of the Corporation.

I. Nothing contained in this Article 11 shall be construed to relieve any 20% Shareholder from any fiduciary obligation imposed by law.

     12.  Articles  8, 9, and 10 of these  Articles of  Incorporation,  and this
          Article 12, may not be amended, altered, changed or repealed without the affirmative vote of holders of the outstanding capital stock of the Corporation entitled to cast at least seventy-five percent (75%) of the votes which all shareholders are entitled to cast thereon at a regular or special meeting of shareholders duly convened after notice of such purpose to the shareholders.


Certified to be a true and correct copy of the Articles of Incorporation of Keystone Heritage Group, Inc. as filed with the Commonwealth of Pennsylvania on May 24, 1982.




Amended:  April 18, 1995


DATE:  May 9, 1995 ___________________________
                           Secretary